SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 6, 2011
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

0-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2011, SonoSite, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to the Company’s Amended and Restated Rights Agreement, dated as of November 28, 2007 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A. (the “Rights Agent”). Pursuant to Section 26 of the Rights Agreement, the Company amended the Rights Agreement to add the defined term “Designated Holder” for the purpose of providing a limited exemption to BlackRock, Inc. and its subsidiaries and affiliates (“BlackRock”) from the definition of “Acquiring Person” under the Rights Agreement. This limited exemption permits BlackRock to become the beneficial owner of up to 21.99% of the common shares of the Company then outstanding without becoming an Acquiring Person (as defined in the Rights Agreement) rather than the 19.99% threshold otherwise applicable. BlackRock will be deemed a Designated Holder until the earliest of (a) such time as BlackRock ceases to beneficially own 18% or more of the common shares of the Company over a period of 30 consecutive days, (b) BlackRock or any parent entity is subject to a change of control or (c) BlackRock reports or is required to report on Schedule 13D (or any successor or comparable report) its beneficial ownership of common shares of the Company (other than solely by reason of having acquired beneficial ownership of 20% or more of the common shares of the Company). The foregoing description of the First Amendment is qualified in its entirety by reference to the applicable provisions of the First Amendment, herein attached as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	First Amendment to Amended and Restated Rights Agreement (originally dated November 28, 2007) between SonoSite, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated September 6, 2011.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	September 8, 2011	By:	/s/ MARCUS Y. SMITH
Marcus Y. Smith Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amendment to Amended and Restated Rights Agreement (originally dated November 28, 2007) between SonoSite, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated September 6, 2011.

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